Exhibit 2.1 Agreement and Plan of Merger





                      ------------------------------------

                          AGREEMENT AND PLAN OF MERGER
                      -------------------------------------

                                      AMONG

                         KUSHI NATURAL FOODS CORPORATION

                                 KUSHI SUB, INC.

                                       AND

                  HANXIN (CORK) INTERNATIONAL HOLDING CO., LTD.

            XI'AN CORK INVESTMENTS CONSULTATIVE MANAGEMENT CO., LTD.

                  XIAN HAN XIN SCIENCE AND TECHNOLOGY CO., LTD



                                  JULY 11, 2005

         THIS AGREEMENT AND PLAN OF MERGER ("AGREEMENT") is made and entered into as of July 11, 2005, by and among KUSHI NATURAL FOODS CORPORATION, a Delaware corporation ("PARENT"), KUSHI SUB, INC., a Delaware corporation and a wholly owned subsidiary of Parent ("ACQUISITION SUB") and HANXIN (CORK) INTERNATIONAL HOLDING CO., LTD., a British Virgin Islands limited liability corporation (the "COMPANY"), as the direct parent of XI'AN CORK INVESTMENTS CONSULTATIVE MANAGEMENT CO., LTD. ("INVESTMENTS") and the indirect parent of XIAN HAN XIN SCIENCE AND TECHNOLOGY CO., LTD. ("Hanxin"), both of which subsidiaries are corporations incorporated under the laws of The People's Republic of China (the Company, Investments and Hanxin are referred hereinafter as the "Companies").

         WHEREAS, the respective Boards of Directors of Parent, Acquisition Sub and the Company have determined that a merger of the Company with and into the Acquisition Sub (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, would be fair and in the best interests of their respective shareholders, and such Boards of Directors have approved such Merger, pursuant to which Parent shall issue to the Company's shareholders, as Merger Consideration (as defined in Section 2.01), shares of Common Stock of Parent, as well as shares of Preferred Stock thereof, which shall, upon conversion of the Preferred Stock, constitute ninety-five percent (95%) of the issued and outstanding total shares of Parent's Common Stock ("PARENT COMMON STOCK") immediately after the Merger, and whereby the stockholders of the Parent (as determined immediately preceding the Merger) shall retain the remaining five percent (5%) of the Parent Common Stock; and

         WHEREAS, the parties hereto intend and accordingly designate the Merger so that the Merger shall qualify as a reorganization for federal income tax purposes under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE"); and

         WHEREAS, Parent, Acquisition Sub, and the Companies desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Acquisition Sub and the Companies hereby agree as follows:




                                    ARTICLE I

                                   THE MERGER

         SECTION 1.01THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), the Company shall merge with and into Acquisition Sub at the Effective Time of the Merger (as defined in Section 1.03). Following the Effective Time, the separate existence of the Company shall cease, and the Acquisition Sub shall continue as the surviving corporation ("SURVIVING CORPORATION"), with Investments as its wholly owned subsidiary, and shall further succeed to and assume all the rights and obligations of the Company in accordance with the DGCL.

         SECTION 1.02   THE CLOSING.

         (a) The Closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place in the offices of McLaughlin & Stern LLP, 260 Madison Avenue, New York, New York 10016 on the 18th day of July, 2005, commencing at 10:00am Eastern Daylight Saving Time (the "CLOSING DATE"), unless another place or time is mutually agreed upon in writing by the parties; PROVIDED, HOWEVER, that the Closing Date shall be no later than July 31, 2005.


         (b) At the Closing or prior thereto, Parent and the Company shall exchange the various certificates, instruments and such documents referred to in
Article VII of this Agreement.


         SECTION 1.3       EFFECTIVE TIME.


         (a) Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, Acquisition Sub shall file the Articles of Merger or other appropriate documents (in any such case, the "ARTICLES OF MERGER") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL in order to effectuate the Merger and in order to accomplish the proper execution of Acquisition Sub's and Parent's obligations under this Agreement.


         (b) The Merger shall become effective at such time as the Articles of Merger are duly filed with the Delaware Secretary of State, or at such other time as the Parent and the Company shall agree as should be specified in the Articles of Merger (the time the Merger becomes effective being hereinafter referred to as the "EFFECTIVE TIME").


         (c) Upon the Effective Time, Parent shall deliver to the Company's shareholders the certificates evidencing the Merger Consideration shares issued by the Parent as set forth in Section 2.01, with stock powers duly executed in blank, which shall be subject to the restrictions thereon as set forth in
Section 1.09.

         (d) The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the Company or the Acquisition Sub in order to carry out and effectuate the transactions contemplated by this Agreement. From the Effective Time, the Surviving Corporation shall possess all of the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of the Company and Acquisition Sub, all as provided under the DGCL.

         SECTION 1.04 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the applicable provisions of the DGCL.

         SECTION 1.05          ARTICLES OF INCORPORATION AND BYLAWS.

                  (a) The Articles of Incorporation of Acquisition Sub as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

                  (b) The bylaws of the Acquisition Sub as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.


         SECTION 1.06 DIRECTORS. At the Closing Date, the incumbent Directors of Parent at the date thereof shall stay in office but shall not authorize any action by Parent or any subsidiary without the written consent of the holders of a majority of the shares of Series A Preferred Stock. Following the Closing, Parent shall distribute to the Parent's shareholders information with respect to the new directors to be elected to the Board in accordance with the Securities Exchange Act of 1934 (the "Exchange Act") and following the expiration of any applicable notice period, the Parent's incumbent directors shall resign, and be replaced by the Directors chosen by the holders of a majority of the then outstanding shares of Common Stock of the Parent.

         SECTION 1.07 OFFICERS. At the Closing Date, the resignation letters of the Parent's officers shall become effective, and the new officers of the Company, as determined by the Company, shall be appointed as officers of the Parent and the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. With each resignation, the resigning officer shall confirm in writing that he or she does not owe and is not owed anything by Parent.

         SECTION 1.08 NAME CHANGE; STOCKHOLDER ACTION. As soon as practicable following the Closing and prior to the quotation on the OTC Bulletin Board or listing on the American Stock Exchange, Parent shall hold a special meeting of its shareholders or take action with out a meeting by the consent of the holders of a sufficient number of shares of voting capital stock with respect to the following proposals: (i) the amendment of Parent's Certificate of Incorporation to change its name to any name as designated by the Company upon Closing; and
(ii) the amendment of Parent's Certificate of Incorporation so as to increase the Parent's authorized shares of Common Stock to not less than 500,000,000 shares of Common Stock; and (iii) the appointment of new directors as provided in Section 1.06 and the approval of change in the majority of Parent's Board of Directors; and (iv) approval of a stock option, SAR and stock bonus plan for the directors, officers, employees and consultants of Parent and the Surviving Corporation; and (v) the approval of a reverse stock split of Parent's capital stock on terms acceptable to the Company; and (vi) authorization and approval of any such actions as the directors of Parent to be designated by the shareholders of the Company following the Closing may determine are necessary, required or appropriate, including (if necessary) the approval of this Agreement and the transactions contemplated herein. Subject to obtaining the necessary approval of Parent's stockholders under Delaware Law for the aforementioned amendments to the Parent's Certificate of Incorporation, and simultaneously with the filing of the Articles of Merger contemplated by Section 1.03, Parent shall file a certificate of amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware and make all other filings and records required by Delaware Law in connection with the amendment of the certificate of incorporation contemplated hereby.

         SECTION 1.09 SHARES NOT REGISTERED. The shares of Common Stock and Preferred Stock (collectively, the "Shares") issued by the Parent to the Company's shareholders as set forth below, when issued, will not be registered under the Securities Act of 1933, as amended ("ACT"), or the securities laws of any state or states, but shall be issued in reliance upon the exemptions from registration provided by Section 4(2) of the Act and/or Rule 505 or 506 of Regulation D under the Act and under analogous state securities laws, or upon any other such exemption, on the grounds that the issuance does not involve any public offering. The shares issued by the Parent will be "restricted securities" as that term is defined in Rule 144(a) of the General Rules and Regulations under the Act and must be held indefinitely, unless they are subsequently registered under the Act or an exemption from the Act's registration requirements is available for their resale. All certificates evidencing the shares issued by the Parent shall, unless and until removed in accordance with law, bear a restrictive legend substantially in the following form:


                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THESE SHARES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT."


                                   ARTICLE II

                  EFFECT OF THE MERGER ON THE CAPITALIZATION OF
                            THE CONSTITUENT ENTITIES

         SECTION 2.01 EFFECT ON CAPITALIZATION. As of the Effective Time, by such actions to be taken by the parties' hereto, or otherwise by virtue of the Merger and without any action on the part of the holders of the Company's Common Stock or the holder of shares of capital stock of Acquisition Sub or Parent:

                  (a) ISSUANCE OF PARENT'S COMMON AND PREFERRED STOCK. Subject to this Section 2.01, and subject to the Parent's capitalization prior to the execution of the Merger as set forth in Section 4.03, as of the Effective Time, Parent, upon the prior authorization of its Board of Directors, shall issue the shareholders of the Company 24,000,000 shares of Common Stock and 1,000 shares of Series A Preferred Stock (the "Preferred Stock"), according to the latter terms and conditions as set forth in the Certificate of Designation annexed hereto as Schedule 2.01, each of such share of Preferred Stock shall be convertible into 177,185.642 shares of Common Stock of Parent, such that the sum of (i) the shares of Common Stock issuable upon conversion of the Preferred Stock, and (ii) the issued 24,000,000 shares of Common Stock, shall equal ninety five percent (95%) of the total issued and outstanding Common Stock of Parent as of Closing, on a fully diluted basis (both items (i) and (ii) together referred to as "MERGER CONSIDERATION"), PROVIDED, HOWEVER, that the conversion of the shares of Preferred Stock shall be contingent upon amendment of Parent's Certificate of Incorporation so as to increase the authorized shares of Common Stock thereof to not less than 500,000,000 shares, as set forth in Section 1.08. Subject to the terms as set forth in this Section 2.01(a), it is further agreed that pursuant to the issuance of the Merger Consideration by Parent to the Company's shareholders, the stockholders of the Parent (as determined immediately preceding the Merger) shall retain the remaining five percent (5%) of the Parent Common Stock.

                  (b) CANCELLATION OF COMPANY'S COMMON STOCK. As of the Effective Time, the Company's Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and holders of certificates representing the Company's Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.

                  (c) NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. All shares of Parent Common Stock issued upon the consummation of the Merger in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the Company's Common Stock.

                  (d) CANCELLATION OF TREASURY STOCK. As of the Effective Time, each share of Parent's Common Stock held by the Parent as treasury stock shall be cancelled, and no payment shall be made with respect thereto.



                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANIES

         Each of the Companies, jointly and severally, represents and warrants to Parent and Acquisition Sub that the statements contained in this Article III are true, correct, and complete as of the date of this Agreement and will be true and correct as of the Closing Date.

         SECTION 3.01 ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands and Investments and Hanxin are corporations duly organized, validly existing and in good standing under the laws of The People's Republic of China and the Companies have all requisite corporate power and authority to carry on their business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority could not be reasonably expected to (i) prevent or materially delay the consummation of the Merger, or (ii) have a material adverse effect on the Companies. Each of the Companies are duly qualified or licensed to do business and are in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary.

         SECTION 3.02 SUBSIDIARIES. The Company directly owns one hundred percent (100%) of the capital stock of its sole subsidiary, Investments, which, in turn, is the owner of ninety two percent (92%) of the issued and outstanding shares of capital stock of Hanxin. Except for the Company's ownership and indirect ownership as provided above, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity.

         SECTION 3.03 CAPITALIZATION. As of the date of this Agreement, the Company's authorized capital is 50,000 shares of Common Stock $1 par value, all of which shares are issued and outstanding. As of the date of this Agreement, the Company's shareholders and their respective holdings percentages is as set forth on Schedule 3.03 attached hereto. The Company's shares are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or that are convertible into, or exchanged for, securities having the right to vote) on any matters on which shareholders of the Company may vote. There are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Company is a party or by which either is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares in the Company or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of the Company.

         SECTION 3.04          AUTHORITY.

                  (a) Each of the Companies has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation by the Company of the Merger and of the other transactions contemplated hereby have been duly authorized by all necessary action on the part of the Companies and no other proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated, subject to the filing of the Articles of Merger. This Agreement has been duly executed and delivered by the Companies and, assuming this Agreement constitutes a valid and binding obligation of Parent and Acquisition Sub, constitutes a valid and binding obligation of the Companies enforceable against the Companies in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally.

                  (b) The Company's Board of Directors have duly adopted resolutions (i) approving this Agreement and the Merger, and (ii) determining that the terms of the Merger are in the best interests of the Company.

                  (c) The holders of the Company's capital stock have executed a written consent adopting resolutions approving this Agreement and the Merger.

         SECTION 3.05 CONSENTS AND APPROVALS; NO VIOLATIONS. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of the applicable and relevant laws of the laws of the British Virgin Islands and the DGCL, neither the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the Articles of Incorporation of the Companies, (ii) require any filing with, or permit, authorization, consent or approval of, any federal, state or local government or any court, tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, domestic, foreign or supranational (a "GOVERNMENTAL Entity") (except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings could not reasonably be expected to have a material adverse effect on the Companies or prevent or materially delay the consummation of the Merger),
(iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which any of the Companies is a party or by which any of the Companies or its properties or assets may be bound; or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to any of the Companies or any of its properties or assets, except in the case of clauses (iii) or (iv) for violations, breaches or defaults that could not reasonably be expected to have a material adverse effect on any of the Companies or prevent or materially delay the consummation of the Merger.

         SECTION 3.06 FINANCIAL STATEMENTS. The audited financial statements of the Company as of and for the period from January 1, 2003 through December 31, 2004 and as of and for the three months ended March 31, 2004 (the "BALANCE SHEET DATE") set forth in Schedule 3.06 have been prepared in accordance with generally accepted accounting principles consistently applied ("GAAP") with respect thereto throughout the periods involved as explained in the notes to such financial statements. The Company's financial statements present fairly, in all material respects, as are their respective dates the financial position of the Companies. The Company did not have, as of the date of any such financial statements, except as and to the extent reflected or reserved against therein, any material liabilities or obligations (absolute or contingent) which should be reflected therein in accordance with GAAP, and all assets reflected therein presents fairly the assets of Company in accordance with GAAP.

         SECTION 3.07 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the Balance Sheet Date, each of the Companies has conducted its business only in the ordinary course consistent with past practice, and there has not been any material adverse change (as defined in Section 7.03) with respect to each of the Companies.

         SECTION 3.08 NO UNDISCLOSED LIABILITIES. As of the Balance Sheet Date, to the best knowledge of the Company, the Company has no liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a balance sheet of the Company (including the notes thereto). Since the Balance Sheet Date, except for liabilities or obligations incurred in the ordinary course of business consistent with past practice, the Company has not incurred any liabilities of any nature, whether or not accrued, contingent or otherwise, that could be reasonably expected to have a material adverse effect on the Company, or would be required by GAAP to be reflected on a consolidated balance sheet of the Company (including the notes thereto).

         SECTION 3.09 BENEFIT PLANS. The Company has no "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) or other plan, arrangement or policy (written or oral) relating to stock options, stock purchases, compensation, deferred compensation, bonuses, severance, fringe benefits or other employee benefits, in each case maintained or contributed to, or required to be maintained or contributed to, by Company for the benefit of any present or former employee, officer or director (each of the foregoing, a "COMPANY BENEFIT PLAN").

         SECTION 3.10 OTHER COMPENSATION ARRANGEMENTS. Except as set forth in
Schedule 3.10 provided in this Agreement, as of the date of this Agreement, none of the Companies is a party to any oral or written (i) consulting agreement where the annual compensation exceeds $60,000 per annum that is not terminable on not more than 30 calendar days notice, without penalty, or union or collective bargaining agreement, (ii) agreement where the annual compensation exceeds $60,000 per annum with any member of Board of Directors or other key employee of any of the Companies, or (iii) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan.

         SECTION 3.11 LITIGATION. There is no material suit, claim, action, proceeding pending or threatened against any of the Companies, nor is there any investigation against any of the Companies threatened or pending before any Governmental Entity. None of the Companies are subject to any outstanding order, judgment, writ, injunction or decree.

         SECTION 3.12 PERMITS; COMPLIANCE WITH LAW. Each of the Companies holds all permits, licenses, variances, exemptions, orders and approvals of all governmental entities necessary for the lawful conduct of its business (the "COMPANY PERMITS"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals that could not reasonably be expected to have a material adverse effect on any of the Companies. Each of the Companies is in compliance with the terms of the Company Permits, except where the failure to comply could not reasonably be expected to have a material adverse effect on any of the Companies. As of the date of this Agreement, no investigation, inquiry or review by any Governmental Entity with respect to any of the Companies is pending or, to the best knowledge of the Company, threatened, nor has any Governmental Entity indicated an intention to conduct any such investigation, inquiry or review. The consummation of the transactions contemplated by this Agreement will not adversely affect any of the Company's permits.

         SECTION 3.13 TAX MATTERS. The Company has filed or shall file as of the Closing Date all of its tax returns required to be filed since inception. All such returns and reports are accurate and correct in all material respects. The Company has no liabilities with respect to the payment of any national, provincial, federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties) accrued for or applicable as of the Closing Date, and no deficiency assessment or proposed adjustment of any such tax return is pending, proposed or contemplated. To the knowledge of the Company, none of such income tax returns has been examined or is currently being examined by any governmental authority and no deficiency assessment or proposed adjustment of any such return is pending, proposed or contemplated. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of the Company.

         SECTION 3.14          INTELLECTUAL PROPERTY.

                  Except to the extent that the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy) could not reasonably be expected to have a material adverse effect on any of the
Companies:

                           (1) Each of the Companies owns, or is licensed or
otherwise has the legally
enforceable right to use (in each case, clear of any liens or encumbrances of any kind), all Intellectual Property (as hereinafter defined) used in or necessary for the conduct of its business as currently conducted or as proposed to be conducted;

                           (2) no claims are pending or, to the best knowledge
of any of the Companies,
threatened that any of the Companies is infringing on or otherwise violating the rights of any person with regard to any Intellectual Property used by, owned by and/or licensed to any of the Companies and, to the best knowledge of the Company, there are no valid grounds for any such claims;

           (3) to the best knowledge of the Company, all patents, registered trademarks, service marks and copyrights held by each of the Companies are valid and subsisting.

                  (b) For purposes of this Agreement, "INTELLECTUAL PROPERTY" means patents, trademarks (registered or unregistered), service marks, brand names, certification marks, trade dress, assumed names, trade names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patented, patentable or not in any jurisdiction, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person, writings and other works of authorship, whether copyrighted, copyrightable or not in any jurisdiction; registration or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof, any similar intellectual property or proprietary rights and computer programs and software; licenses, immunities, covenants not to sue and the like relating to the foregoing; and any claims or causes of action arising out of or related to any infringement or misappropriation of any of the foregoing.

         SECTION 3.15 RISK KNOWLEDGE AND ANALYSIS. Each of the Company's shareholders, alone, or together with his or her adviser(s), has such knowledge and experience in financial, tax and business matters as to enable each of them to utilize the information made available by Parent, in connection with the and issuance of the Merger Consideration shares or any other consideration that may be involved, to evaluate the merits and risks of acquiring such shares and to make an informed investment decision with respect thereto. Each of the Company's shareholders confirms that, in making his or her decision to receive the Merger Compensation Shares, such he or she has relied upon independent investigations made by him, or his representatives, including his own professional tax and other advisers, and that he and such representatives have been given the opportunity to examine all documents and to ask questions of, and to receive answers from Parent or any person(s) acting on its behalf concerning the terms and conditions of this Agreement, and to obtain any additional information or documents, to the extent Parent possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information provided by Parent.

         SECTION 3.16 TITLE TO PROPERTY. Each of the Companies has good and defensible title to all of its properties and assets, free and clear of all liens, charges and encumbrances, except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which could not reasonably be expected to have a material adverse effect.

         SECTION 3.17 ENVIRONMENTAL MATTERS. The Company is not aware of nor has ever received notice of any past or present violations of any environmental laws or any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with or which would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding against any of the Companies based on or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling, emission, discharge or release into the environment of any pollutant, contaminant, or hazardous or toxic material or waste.

         SECTION 3.18 INTERESTED PARTY TRANSACTIONS. Except as set forth on
Schedule 3.18, since the Balance Sheet Date, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction, pursuant to Item 404 of Regulation S-K promulgated by the SEC.

         SECTION 3.19 INSURANCE. Each of the Companies maintains all insurance policies reasonably required for its businesses and assets, in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards.

         SECTION 3.20 FULL DISCLOSURE. No statement contained in any certificate or schedule furnished or to be furnished by the Company to Parent and Acquisition Sub in, or pursuant to the provisions of, this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

         SECTION 3.21 CONTRACTS. Except as set forth on Schedule 3.21, none of the Companies are a party to any agreement (or group of related agreements) that: (a) provides for payments in excess of $ 100,000 per annum; (b) concerns a partnership or joint venture; (c) guarantees any indebtedness; (d) concerns non-competition; (e) relates to monies advanced or loaned to any of their directors, officers or employees; or (f) a default or termination would have a material adverse effect on the business, financial condition, operations or results of operations of any of the Companies. The Company has delivered to the Parent or its counsel a correct and complete copy of each written agreement listed in Schedule 3.21 (as amended to date) and a written summary setting forth the material terms and conditions of each oral agreement referred to in Schedule
3.21. With respect to each such agreement: (i) the agreement is valid and binding on each of the Companies that are a party to such agreement, and in full force and effect in all material respects; (ii) to the Company's knowledge, no party is in material breach or default, and, no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under the agreement; and (iii) no party has provided any of the Companies with notice of repudiation of any material provision of the agreement.

         SECTION 3.22 REAL PROPERTY. Except as set forth on Schedule 3.22, none of the Companies own any real property. Schedule 3.22 lists and describes briefly all real property leased or subleased to Company. With respect to each material lease and sublease listed in Schedule 3.22, except as otherwise stated therein: (a) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect in all material respects in accordance with its terms; and
(b) no party to the lease or sublease is in material breach or material default, and, to each of the Company's knowledge, no event has occurred which, with notice or lapse of time, would constitute a material breach or material default or permit termination, modification, or acceleration.

         SECTION 3.23 BROKERS. The Company has engaged one consultants which shall be entitled to the fees and commissions in connection with the transactions contemplated by this Agreement: Cranberry Heights Group, Ltd.. Cranberry is entitled to receive shares equivalent to two percent (2%) of the post-Merger issued and outstanding shares of Common Stock of the Company following the Closing, which shares shall be deducted from the shares of Preferred Stock otherwise issuable to the Company's shareholders.



                                   ARTICLE IV

          REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION SUB

         Each of Parent and Acquisition Sub represents and warrants to the Company that the statements contained in this Article IV are true, correct, and complete as of the date of this Agreement and will be true and correct as of the Closing Date:

         SECTION 4.1 ORGANIZATION. Each of the Parent and the Acquisition Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to carry on its business as now being conducted or to have such power and authority could not be reasonably expected to (i) prevent or materially delay the consummation of the Merger, or (ii) have a material adverse effect on the Parent or the Acquisition Sub. Each of the Parent and the Acquisition Sub is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such good standing necessary. Parent has not conducted any business after December 31, 2000, other than activities incident to filing SEC reports of seeking an acquisition partner.

         SECTION 4.02 SUBSIDIARIES. The only subsidiary of Parent is Acquisition Sub. Acquisition Sub has no subsidiaries. All the outstanding shares of capital stock of Acquisition Sub are owned by Parent, free and clear of all liens, and are duly authorized, validly issued, fully paid and nonassessable. Except for the capital stock of the Acquisition Sub owned by Parent, neither Parent nor Acquisition Sub owns, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity.

         SECTION 4.03 CAPITALIZATION. The authorized capitalization of Parent consists of 35,000,000 shares of Common Stock, $0.0001 par value, of which 10,588,718 shares of Common Stock are issued and outstanding; and 5,000,000 shares of preferred stock, $0.0001 par value, are authorized, none of which are issued and outstanding. All issued and outstanding capital stock of Parent are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other right of any person or any federal or state securities laws. There are no dividends or other amounts due or payable with respect to any of the shares of capital stock of Parent. As of the date of this Agreement and as of the Closing Date, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Parent or Acquisition Sub to purchase, issue, sell, or otherwise cause to become outstanding any of their capital stock, outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Parent or Acquisition Sub, or voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of Parent or Acquisition Sub. There are no preemptive rights applicable with respect to Parent's Common Stock. Prior to the Date of Closing, the Parent's shareholders shall not have agreed to transfer any of their shares of Common Stock to any third-party, except for an option agreement (the "Option) with Nice Holdings Ltd., without the written consent of the Company.

         SECTION 4.04 AUTHORIZATION. Each of Parent and Acquisition Sub has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The board of directors of each of Parent and Acquisition Sub has approved the execution and delivery of this Agreement and the transactions contemplated by this Agreement including the Merger in accordance with the applicable Delaware law and with the DGCL and Acquisition Sub's articles of incorporation and bylaws. Parent, as sole stockholder of Acquisition Sub, has approved the Merger, and no other corporate proceedings on the part of Parent or Acquisition Sub are necessary to authorize the execution, delivery, and performance, and the resolutions approving such Merger are irrevocable. This Agreement has been duly executed and delivered by each of Parent and Acquisition Sub and constitutes their valid and binding obligations, enforceable against each of them in accordance with its terms.

         SECTION 4.05 CONSENTS AND APPROVALS; NO VIOLATIONS. Except for filings, permits, authorizations, consents and approvals as may be required under the DGCL, and except for the filings required to consummate the Merger and any required Form 8-K, neither the execution, delivery or performance of this Agreement by Parent and Acquisition Sub nor the consummation by the Parent and Acquisition Sub of the transactions contemplated hereby will: (i) conflict with or result in any breach of any provision of the Articles of Incorporation or bylaws of Parent or Acquisition Sub, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity (except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings could not reasonably be expected to have a material adverse effect on Parent or Acquisition Sub or prevent or materially delay the consummation of the Merger), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Parent or Acquisition Sub is a party or by which the Parent or Acquisition Sub or their respective properties or assets may be bound; or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or Acquisition Sub or any of their respective properties or assets, except in the case of clauses (iii) or (iv) for violations, breaches or defaults that could not reasonably be expected to have a material adverse effect on Parent or Acquisition Sub or prevent or materially delay the consummation of the Merger. No filing of preliminary and definitive Schedule 14C is required in order to consummate the Merger.

         SECTION 4.06      FINANCIAL STATEMENTS / SEC FILINGS.

                  (a) Included in the last Form 10-KSB filed by Parent with the SEC are the audited balance sheet of Parent as of December 31, 2003 and December 31, 2004, and the related statements of operations, stockholders' equity (deficit), and cash flows for the fiscal year ended December 31, 2004, including the notes thereto, and the accompanying report of the company's independent certified public accountant.

                  (b) The financial statements of Parent contained in the SEC Documents including the Forms 10-QSB for the three months ended March 31, 2005 (the "MOST RECENT FILING DATE") have been prepared in accordance with GAAP and in accordance with the published rules and regulations of the SEC with respect thereto throughout the periods involved as explained in the notes to such financial statements. The Parent financial statements present fairly, in all material respects, as of their respective dates, the financial position of Parent. Parent did not have, as of the date of any such financial statements, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected therein in accordance with GAAP, and all assets reflected therein present fairly the assets of Parent in accordance with GAAP.

                  (c) Beginning with the Form 10-KSB for the year ended December 31, 2000, Parent has made all filings with the SEC that it has been required to make under the Securities Act of 1933 and the Securities Exchange Act of 1934. All documents required to be filed as exhibits to the SEC Documents have been so filed, and all material contracts so filed as exhibits are in full force and effect, except those which have expired in accordance with their terms. Each of Parent's SEC Documents has complied in all material respects with the Exchange Act in effect as of their respective dates. None of Parent's SEC Documents including the Forms 10-KSB and Form 10-QSB, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         SECTION 4.07 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the Most Recent Filing Date Parent has conducted its business only in the ordinary course consistent with past practice, and there has not been any material adverse change (as defined in Section 7.03) with respect to Parent.

         SECTION 4.08 NO UNDISCLOSED LIABILITIES. As of the Most Recent Filing Date, to the best knowledge of the Parent, neither the Parent nor the Acquisition Sub had any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a balance sheet of Parent or Acquisition Sub (including the notes thereto). Since the Most Recent Filing Date, except for liabilities or obligations incurred in the ordinary course of business consistent with past practice, neither the Parent nor the Acquisition Sub has incurred any liabilities of any nature, whether or not accrued, contingent or otherwise, that could be reasonably expected to have a material adverse effect on the Parent or the Acquisition Sub, or would be required by GAAP to be reflected on a consolidated balance sheet of the Parent or the Acquisition Sub (including the notes thereto).

         SECTION 4.09 BENEFIT PLANS. Neither Parent nor Acquisition Sub has operated any Pension Plan, Welfare Plan, or other plan, arrangement or policy (written or oral) relating to stock options, stock purchases, compensation, deferred compensation, bonuses, severance, fringe benefits or other employee benefits.

         SECTION 4.10 OTHER COMPENSATION ARRANGEMENTS. Neither the Parent nor the Acquisition Sub is a party to any oral or written (i) consulting agreement or union or collective bargaining agreement, (ii) agreement with any executive officer or other key employee of Parent or Acquisition Sub, or (iii) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan. Parent is not and will not be indebted to any officer, director, employee or shareholder, or former officer, director employee or shareholder thereof as of the Closing Date. No officer, director, employee or shareholder owes Parent any monies, and none will be owed as of the Closing. No person currently receives a salary or other cash compensation from Parent, and no person will receive a salary or other cash compensation from Parent prior to Closing.

         SECTION 4.11 LITIGATION. To the knowledge of Parent, there is no suit, claim, action, proceeding pending or threatened against Parent or Acquisition Sub, nor is there any investigation against Parent or Acquisition Sub threatened or pending before any Governmental Entity. Neither the Parent nor the Acquisition Sub is subject to any outstanding order, judgment, writ, injunction or decree.

         SECTION 4.12 PERMITS; COMPLIANCE WITH LAW. Parent and Acquisition Sub do not hold any permits, licenses, variances, exemptions, orders and approvals of any Governmental Entities except for their incorporation and active status in Delaware (the "PARENT PERMITS"). Neither Parent nor Acquisition Sub is in violation of, or has violated, any applicable provisions of any laws, statutes, ordinances or regulations To its knowledge, as of the date of this Agreement, no investigation, inquiry or review by any Governmental Entity with respect to the Parent or Acquisition Sub is pending or threatened, nor has any Governmental Entity indicated an intention to conduct any such investigation, inquiry or review.

         SECTION 4.13 TAX MATTERS. Parent has filed or shall file as of the Closing Date all of its tax returns required to be filed. All such returns and reports are accurate and correct in all material respects. Parent has duly filed all tax returns or reports of every nature required to be filed by Parent and has paid all taxes as shown on such returns and all assessments, fees and charges received by it to the extent that such taxes, assessments, fees and charges have become due. Parent has paid all income, excises, unemployment, social security, occupational, franchise and other taxes, duties, assessments or charges levied, assessed or imposed upon Parent by the United States or by any state municipal government or subdivision or instrumentality thereof. To the extent that tax liabilities have accrued, but have not become payable, they have been adequately reflected as liabilities on the books of Parent, and provided for adequately. No deficiency assessment or proposed adjustment of any such tax return is pending, proposed or contemplated. To the knowledge of Parent, none of such income tax returns has been examined or is currently being examined by the Internal Revenue Service and no deficiency assessment or proposed adjustment of any such return is pending, proposed or contemplated. To its knowledge, there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of Parent.


         SECTION 4.14          INTELLECTUAL PROPERTY.

                  (a) Parent does not own any Intellectual Property;

                  (b) no claims are pending or, to the best knowledge of Parent, threatened that Parent is infringing on or otherwise violating the rights of any person with regard to any Intellectual Property and, to the best knowledge of the Parent, there are no valid grounds for any such claims.

         SECTION 4.15 KNOWLEDGE OF RISK. Each of the Parent's shareholders and members of Parent's Board of Directors, alone, or together with his or her adviser(s), has such knowledge and experience in financial, tax and business matters as to enable each of them to utilize the information made available by the Company, in connection with the and the issuance of the Merger Consideration shares or with the receipt of the Company's shares as part of the Transaction at subject, to evaluate the merits and risks of acquiring such shares of the Company and to make an informed investment decision with respect thereto. Parent has been given the opportunity to examine all documents and to ask questions of, and to receive answers from the Company or any person(s) acting on its behalf concerning the terms and conditions of this Agreement, and to obtain any additional information or documents, to the extent the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information provided by the Company

         SECTION 4.16          LABOR MATTERS.  Parent has no employees.

         SECTION 4.17 TITLE TO PROPERTY. Parent has good and defensible title to all of its properties and assets, free and clear of all liens, charges and encumbrances, except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which could not reasonably be expected to have a material adverse effect.

         SECTION 4.18 ENVIRONMENTAL MATTERS. Parent is not aware of nor to its knowledge it has ever received notice of any past or present violations of any environmental laws or any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with or which would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding against Parent based on or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling, emission, discharge or release into the environment of any pollutant, contaminant, or hazardous or toxic material or waste.

         SECTION 4.19 INTERESTED PARTY TRANSACTIONS. Since the Most Recent Filing Date, no event has occurred that would be required to be reported by Parent as a Certain Relationship or Related Transaction, pursuant to Item 404 of Regulation S-B promulgated by the SEC.

         SECTION 4.20 ABSENCE OF CERTAIN PAYMENTS. To its knowledge, neither the Parent nor any of its respective affiliates, officers, directors, employees or agents or other people acting on behalf of any of them have (i) engaged in any activity prohibited by the United States Foreign Corrupt Practices Act of 1977, or any other similar law, regulation, decree, directive or order of any other country and (ii) without limiting the generality of the preceding clause (i), used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or others. To its knowledge, neither the Parent nor any of its respective affiliates, directors, officers, employees or agents of other persons acting on behalf of any of them, has accepted or received any unlawful contributions, payments, gifts or expenditures.

         SECTION 4.21 INSURANCE. Parent does not maintain any insurance policies.

         SECTION 4.22 FULL DISCLOSURE. No statement contained in any certificate or schedule furnished or to be furnished by the Parent and Acquisition Sub to the Company, or pursuant to the provisions of, this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.


         SECTION 4.23 CONTRACTS. Parent and Acquisition Sub are not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition thereof and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Parent and Acquisition Sub have not taken adequate steps to prevent such a default from occurring. Parent is not a party to any agreement or agreements that: (a) provides for aggregate payments pursuant to all agreements in excess of $15,000 per annum; (b) concerns a partnership or joint venture; (c) guarantees any indebtedness; (d) concerns noncompetition; (e) relates to monies advanced or loaned to any of its directors, officers or employees; or (f) a default or termination would have a material adverse effect on the business, financial condition, operations or results of operations of Parent or Acquisition Sub. Also, there is no shareholders agreement in place.


          SECTION 4.24 REAL PROPERTY. Neither Parent nor Acquisition Sub owns or leases any real property.

         SECTION 4.25 INTERNAL ACCOUNTING CONTROLS; SARBANES-OXLEY ACT OF 2002. To the best of its knowledge, the Parent is in compliance with the requirements of the Sarbanes-Oxley Act of 2002 applicable to it as of the date of this Agreement. The Parent has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Parent and designed such disclosures controls and procedures to ensure that material information relating to the Parent, is made known to the certifying officers by others within those entities, particularly during the period in which the Parent's Form 10-K or 10-Q, as the case may be, is being prepared. The Parent's certifying officers have evaluated the effectiveness of the Parent's controls and procedures as of the date of its most recently filed periodic report (such date, the "Evaluation Date"). The Parent presented in its most recently filed periodic report the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Parent's internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Parent's knowledge, in other factors that could significantly affect the Parent's internal controls. The Parent's auditors, at all relevant times, have been duly registered in good standing with the Public Company Accounting Oversight Board.

         SECTION 4.26 BROKERS. Neither Parent nor Acquisition Sub has engaged any broker, investment banker, financial advisor or other person, pursuant to which such party is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement.

         SECTION 4.27 LACK OF CLAIMS. No director, officer or shareholder of Parent or Kushi Sub has any claims, pending, contingent or otherwise, against Parent or Kushi Sub for any payments, reimbursements, expenses or any sort of compensation whatsoever.





                                    ARTICLE V

                                    COVENANTS

            SECTION 5.01 PAYMENT OF CERTAIN LIABILITIES. As of the Effective Time, Parent shall cause all liabilities and obligations of Parent and of Acquisition Sub (including legal, accounting and financial advisor fees) to be satisfied in full).

         SECTION 5.02 ACCOMPLISHMENT OF LISTING OR QUOTATION. Parent shall assist the Company, or any of its subsidiaries, to file a 15c-211 application with the NASD for purposes of establishing quotation of the Company on the OTC Bulletin Board. In the event that subsequent to the consummation of the Merger, and not later than 09/30/05, Parent shall fail to accomplish and complete neither quotation of the Parent on the OTC Bulletin Board nor listing on the AMEX thereof, the Company shall have the right, at its option and in its absolute discretion, to rescind and wind up the Merger and every transaction contemplated hereunder, by sending a Notice to Parent, without that such termination be considered a breach of this Agreement on its behalf, and in such event Parent shall not be entitled to any sort of damages or reimbursement of costs which may derive from such termination or any other costs which were involved in the consummation of the Merger.

         SECTION 5.03 REGISTRATION RIGHTS. Within 60 days subsequent to the commencement of quotation of the Company's, or of any of its subsidiaries', shares of Common Stock on the OTC Bulletin Board or Amex, the Company or any of its subsidiaries shall file a registration statement that includes approximately
1.9 million shares of Common Stock that were issued by Parent under Regulation D in 1999, and shall further incur the expenses of such registration and use its best efforts to cause such registration statement to become effective.

         SECTION 5.04 MUTUAL USE OF BEST EFFORTS. The Parties agree as follows with respect to the period from and after the execution of this Agreement.

                  (a) Each of the parties hereto will use its reasonable best efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement.

                  (b) Each of the parties hereto will give any notices (and will cause its subsidiary to give any notices) to third parties, and will use its reasonable best efforts to obtain (and will cause its subsidiary to use its reasonable best efforts to obtain) any third party consents, that the other Parties reasonably may request in connection with this Agreement.

                  (c) Each of the parties hereto will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters in this Agreement.

                  (d) Each party hereto will give prompt written notice to the other of any material adverse development causing a breach of any of its own representations and warranties in this Agreement. No disclosure by any Party pursuant to this Section 5.04, however, shall be deemed to amend or supplement any Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

          SECTION 5.05 CONDUCT OF BUSINESS PRIOR TO CLOSING Prior to the Closing Date, Parent shall not engage in any business or activity other than attempting to consummate and Close the Merger. Furthermore, Parent, its officers and directors will not, without the prior written authorization of Target, (i) make any changes in Parent's capital structure, (ii) incur any liability or obligation other than current liabilities incurred in the ordinary and usual course, (iii) declare or pay any dividend or make any other distribution with respect to its capital stock, (iv) issue, sell, or deliver or purchase or otherwise acquire for value any of its stock or other securities, (v) make any investment of a capital nature, or (vi) enter into any contract, agreement, or other commitment which is material to Parent.

         SECTION 5.06 PUBLIC COMPANY STATUS. Parent shall make any and all required filings under the Exchange Act so that it remains a reporting company under the Exchange Act.

         SECTION 5.07 FINANCIAL CONDITION AS OF THE CLOSING DATE. As of the Closing Date, Parent shall not be a guarantor of any indebtedness of any other person, firm or corporation, and, there shall be no liabilities or debts of the Parent of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability or debt.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

         SECTION 6.01 FEES AND EXPENSES. All fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid as of the Closing Date by the party incurring such fees or expenses, whether or not the Merger is consummated.

         SECTION 6.02          INDEMNIFICATION; INSURANCE.

                  (a) Parent and Acquisition Sub agree that all rights to indemnification for acts or omissions occurring prior to the Effective Time now existing in favor of the current or former directors or officers of Company (the "COMPANY INDEMNIFIED PARTIES") and the current or former directors or officers of Parent (the "PARENT INDEMNIFIED PARTIES") as provided in their respective certificates of incorporation or bylaws (or similar organizational documents) or existing indemnification contracts shall survive the Merger and shall continue in full force and effect in accordance with their terms for a period of one (1) year.

                  (b) This Section 6.02 shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Company, Parent, the Surviving Corporation, the Company Indemnified Parties and the Parent Indemnified Parties and their respective heirs, personal representatives, successors and assigns, and shall be binding on all successors and assigns of the Company, Parent and the Surviving Corporation.

           SECTION 6.03 RESCISSION. In the event that subsequent to the consummation of the Merger, either the OTC Bulletin Board or the AMEX, whichever is the subject of the Company's listing application, raise objections or ask for additional information regarding the capitalization or operations or Parent prior to the Merger, which cannot be resolved or answered to the satisfaction of the OTC Bulletin Board or the AMEX, despite the Company's good faith efforts, as determined by the Company the Company or its affiliates shall have the right, at its option and in its absolute discretion, to rescind and wind up the Transaction, by sending a notice to Parent. Such termination shall not be considered a breach on of this Agreement, and in such event Parent shall not be entitled to any damages or reimbursement of costs which may derive from such termination or any other costs which were involved in the consummation of the Transaction.





                                   ARTICLE VII

                  CONDITIONS PRECEDENT TO COMPANY'S PERFORMANCE

         The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction on the Closing Date of all the conditions set out below in this Article Seven. Any such condition may be waived by the Company by notice in writing to Parent and Acquisition Sub.

         SECTION 7.01 All representations and warranties by Parent and Acquisition Sub contained in this Agreement or in any written statement delivered by Parent and Acquisition Sub under this Agreement shall be true on and as of the Closing as though such representations and warranties were made on and as of that date.

         SECTION 7.02 Parent and Acquisition Sub shall have performed and complied with all covenants and agreements, and satisfied all conditions that it is required by this Agreement to perform, comply with or satisfy before or at the Closing.

         SECTION 7.03 The Company shall have received a certificate, dated the Closing Date, signed by the president or any vice president of Parent and Acquisition Sub and by the secretary or any assistant secretary of Parent and Acquisition Sub, certifying that the conditions specified in paragraphs 7.1 and
7.2 have been fulfilled.

         SECTION 7.04 Parent and Acquisition Sub shall have furnished the Company with an opinion, dated the Closing Date, of Frank Hariton, Esq., in form and substance satisfactory to The Company and their counsel, to the effect that:

               (i) Parent and Acquisition Sub are duly incorporated, validly existing, and in good standing under the laws of the State of Delaware and have all requisite corporate power to perform its obligations under this Agreement;

               (ii) All corporate proceedings required by law or by the
                    provisions of this Agreement to be taken by Parent and Acquisition Sub on or before the Closing Date, in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement, have been duly and validly taken;

               (iii) To the best of counsel's knowledge, every consent,
                    approval, authorization, or order of any court or governmental agency or body that is required for the consummation by Parent and Acquisition Sub of the transactions contemplated by this Agreement has been obtained and will be in effect on the Closing Date;

               (iv) The consummation of the transaction contemplated by this
                    Agreement does not violate or contravene any of the provisions of any charter, bylaw or resolution of Parent and Acquisition Sub or, to the best of such counsel's knowledge, any indenture, agreement, judgment or order to which Parent and Acquisition Sub is a party or by which Parent and Acquisition Sub is bound;

               (v) The shares of Common Stock and Preferred Stock to be issued and delivered hereunder are validly issued, fully paid and nonassessable.

               (vi) The certificates for the shares of Common Stock to be delivered pursuant to the Option may, upon exercise of the Option, be delivered without restrictive legend and be free from restrictions on transfer under Rule 144(k) of the Securities Act of 1933, assuming that the purchaser is not an affiliate of the Company.

         In rendering its opinion, counsel for Parent and Acquisition Sub may rely upon such certificates, permits and representations and warranties of governmental authorities, officers of Parent and Acquisition Sub and opinions of other counsel.

         SECTION 7.05 The Closing of the transaction contemplated by this Agreement shall have taken place on or before July 31, 2005.

         SECTION 7.06 The execution and delivery of this Agreement by Parent and Acquisition Sub, and the performance of its covenants and obligations under it, shall have been duly authorized by all necessary corporate action

         SECTION 7.07 No action, suit or proceeding before any court or any governmental body or authority pertaining to the transaction contemplated by this Agreement or to its consummation shall have been instituted or threatened on or before the Closing Date.


         SECTION 7.08 Each of the following documents shall be delivered to the Company, by the Parent, and the documents must be satisfactory in form and content to Company and its counsel:


               (a)  Articles of Incorporation, including all amendments;

               (b) All Certificates of Amendment and Restatements to Articles of Incorporation;

               (c)  Parent's current Bylaws;

               (d) Certificates of good standing with respect to the Parent, issued by its jurisdiction of incorporation and for any other jurisdiction in which the Company is required to be authorized to conduct business;

               (e) All of the Minutes from all of the board of directors meetings and shareholders meetings from inception; -

               (f) All State and Federal Tax Returns filed from 1996 to present (including extensions);

               (g) Description of all Parent's assets and evidence of ownership, including all deeds, judgments and contracts;

               (h)  List of all persons owning Common Stock; and

               (i) A shareholder list from the transfer agent as of the Closing Date, and copies of all written instructions to transfer agent to issue shares from January 1, 2005 to present;

               (j) Rresignation letters in forms satisfactory to the Company, effective as of the Closing from each of the officers, directors and employees (if any) of the Parent.

               (k) A copy of all bank statements, savings and investment accounts;

               (l)  Certificates evidencing the Merger Consideration shares

               (m) A certificate executed by Parent dated the Closing Date, and signed by each of the authorized officers of Parent, certifying that the representations and warranties of Parent contained in this Agreement and the information set forth in all Schedules of Parent are then true and correct and that Parent has complied with all agreements and conditions required by this Agreement to be performed or complied with by it;

               (n) An incumbency certificate identifying the executive officers, or equivalents thereof, of the Purchaser;

               (o) A certificate executed by the Secretary of the Parent certifying (i) as to the resolutions of the Company authorizing the transactions contemplated by this Agreement; and (ii) that attached to such certificate are true, correct and complete copies of the Parent's and Acquisition Subs' governing documents

               (p) Any further document as may be reasonably requested by the Company in order to substantiate any of the representations or warranties of Parent set forth herein.

         SECTION 7.09 the form and substance of all certificates, instruments, opinions and other documents delivered to the Company under this Agreement shall be satisfactory in all reasonable respects to the Company.



                                  ARTICLE VIII

                  CONDITIONS PRECEDENT TO PARENT'S PERFORMANCE

         The obligations of Parent to consummate the transaction contemplated by this Agreement are subject to the satisfaction on the Closing Date of all the conditions set out below in this Article Six. Parent may waive any such condition by notice in writing to the Company.

         SECTION 8.01 Except as otherwise permitted by this Agreement, all representations and warranties by the Companies in this Agreement or in any written statement that shall be delivered to Parent by any of them under this Agreement shall be true on and as of the Closing Date as though made at that time.

         SECTION 8.02 The Companies shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with on or before the Closing Date.

         SECTION 8.03 Parent shall have received a certificate, dated the Closing Date, signed and verified by the chief executive officer of and the Company certifying, in such detail as Parent and its counsel may reasonably request, that the conditions specified in paragraphs 8.1 through 8.2 have been fulfilled.

         SECTION 8.04 Parent shall have received from McLaughlin & Stern LLP, counsel for the Company, an opinion dated the Closing Date, in form and substance satisfactory to Parent and its counsel, that:


               (i) The Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the British Virgin Islands and has all requisite corporate power to perform its obligations under this Agreement;

               (ii) All corporate proceedings required by law or by the
                    provisions of this Agreement to be taken by the Company on or before the Closing Date, in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement, have been duly and validly taken;

               (iii) to the best of such counsel's knowledge, very consent, approval, authorization, or order of any court or governmental agency or body that is required for the consummation by the Company of the transactions contemplated by this Agreement has been obtained and will be in effect on the Closing Date;

               (iv) The consummation of the transaction contemplated by this
                    Agreement does not violate or contravene any of the provisions of any charter, bylaw or resolution of the Company or, to the best of such counsel's knowledge, any indenture, agreement, judgment or order to which the Company is a party or by which the Company is bound;


         In rendering its opinion, counsel for The Company and The Company may rely upon such certificates, permits and representations and warranties of governmental authorities, officers of The Company, The Company and opinions of other counsel.

         SECTION 8.06 No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened on or before the Closing Date.

         SECTION 8.07 The execution and delivery of this Agreement by the Company, and the performance of its covenants and obligations under it, shall have been duly authorized by all necessary corporate action

         SECTION 8.08 The Closing of the transaction contemplated by this Agreement shall have taken place on or before July 31, 2005.

         SECTION 8.09 The Company shall deliver each of the following documents to the Parent, and the documents must be satisfactory in form and content to the Parent and its counsel:

         (a) The Company's audited consolidated financial statements which shall comply in form and substance with applicable regulations of the United States Securities and Exchange Commission as of December 31, 2003 and December 31, 2004, and such unaudited financial statements and pro forma financial statements as required by Form 8-K and other requirements of the SEC regarding the Transaction;

         (b) Certificates evidencing the Merger Consideration shares issued to Company's shareholders with stock powers duly executed in blank;

         (c) An incumbency certificate identifying the executive officers, or equivalents thereof, of the Parent and Acquisition Sub;

         (d) A certificate executed by the Secretary of the Company certifying
         (i) as to the resolutions of the Company authorizing the transactions contemplated by this Agreement; and (ii) that attached to such certificate are true, correct and complete copies of the companies' governing documents;

         (e) Any further document as may be reasonably requested by the Company's legal counsel in order to substantiate any of the representations or warranties of Parent set forth herein.

         SECTION 8.10 The form and substance of all certificates, instruments, opinions and other documents delivered to Parent under this Agreement shall be satisfactory to Parent and its counsel.


                                   ARTICLE IX
                                   THE CLOSING

         SECTION 9.01 The Closing shall take place on the date, at the time and at the place specified in Section 1.4 hereof or as otherwise established pursuant thereto.

         SECTION 9.02 At the Closing, the Company shall deliver or cause to be delivered to the Parent:

               (i) The documents referred to in Article Eight hereof (except for any document waived pursuant thereto) or evidence satisfactory to Parent and Acquisition Sub and its counsel that each condition referred to therein has been satisfied;

               (ii) Certificates representing all of the Company Stock
                    registered in the name of the Company duly endorsed by the respective shareholder as the registered owners thereof for registration of transfer or accompanied by assignments of all of the Company Stock duly executed by the respective shareholder;

         SECTION 9.03 At the Closing Parent and Acquisition shall deliver or cause to be delivered to the Company:

         (i) The documents referred to in Article Seven hereof (except for any document waived pursuant thereto) or evidence reasonably satisfactory to counsel for the Company and the Company that each condition referred to therein has been satisfied; and

         (ii) Certificates evidencing the Shares to be issued and delivered pursuant to Section 1.2 and bearing the legend provided for in Section 1.09

         SECTION 9.04 All documents and instruments to be delivered at the Closing shall be regarded as having been delivered concurrently, and no document or instrument shall be regarded as having been delivered until all have been delivered.


                                    ARTICLE X

                         TERMINATION AND INEMNIFICATION

         SECTION 10.01 This Agreement may be terminated:

         (a) by mutual consent in writing;

         (b) by either the Company or Parent if there has been a material misrepresentation or material breach of any warranty or covenant by any other party that is not cured by the time of Closing;

         (c) automatically, if the Closing has not taken place or on before August 31, 2005, unless adjourned to a later date by mutual consent in writing;

         (d) by the Company or Parent if all the conditions precedent to its respective obligations hereunder have not been satisfied or waived prior to the Closing Date, as it may be accelerated or extended,

         (e) By any party, if any party shall have defaulted or refused to perform in any material respect under this Agreement, or if Parent or the Company should have reasonable cause to believe there has been a material representation concerning, or failure or breach of, any representation or warranty by the other party, or if it appears that either the Company, its officers or directors; or Parent, its officers, or directors have committed any unlawful acts affecting the other party;

         (f) By any party, if either Parent or the Company shall reasonably determine that the transactions contemplated in this Agreement have become inadvisable by reason of the institution or threat by any federal, state or municipal governmental authorities or by other person whatever of a formal investigation or of any action, suit or proceeding of any kind against either or both parties which in one party's reasonable belief is material in light of the other party's business, prospects, properties or financial condition;

         SECTION 10.2 Any termination of this Agreement (other than an automatic termination) shall be made in accordance with the above listed grounds and, if terminated by Parent or the Company, shall be made by written notice of termination, given to the other party as required in this Agreement as promptly as is practical under the circumstances. Upon a party's receipt of such termination notice, this Agreement shall terminate and the parties shall abandon the transactions herein contemplated without further action.

         SECTION 10.3 Upon termination of this Agreement for any reason, (i) the covenants of the parties concerning the confidentiality and proprietary nature of all documents and other information furnished hereunder shall remain in force except as to information which has otherwise become public knowledge, and (ii) each party shall promptly return all documents received from the other party in connection with this Agreement. This Section constitutes a mutual covenant of the parties, and either may judicially enforce it.


         SECTION 10.4      INDEMNIFICATION

         (a) The Parent and those shareholders of the Parent who own a minimum of five percent of the issued and outstanding shares of the Parent as of the Closing Date, prior to the Effective Time (as set forth on Schedule 10.4) shall, jointly and severally, indemnify and hold the Company and its affiliates harmless, and shall reimburse Company and its affiliates for, any loss, liability, claim, damage, expense (including, but not limited to, reasonable cost of investigation and defense and reasonable attorneys' fees) or diminution of value (collectively, "Damages") arising from or in connection with any inaccuracy in any of the representations and warranties of Parent or Acquisition Sub pursuant to this Agreement or in any certificate delivered by the Parent pursuant to this Agreement.

         (b) The Company shall indemnify and hold the Parent harmless, and shall reimburse Parent for any Damages arising from any inaccuracy in any of the representations and warranties of the Companies in this Agreement or in any certificate delivered by the Company pursuant to this Agreement.

         Section 10.5 PROCEDURE FOR INDEMNIFICATION. Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such section, give notice to the indemnifying party of the commencement thereof, but the failure so to notify the indemnifying party shall not relieve it of any liability that it may have to any indemnified party except to the extent the defense of such action by the indemnifying party is prejudiced thereby. In case any such action shall be brought against an indemnified party and it shall give notice to the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof with counsel reasonable satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such section for any fees of other counsel or any other expenses, in each case subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation, If an indemnifying party assume the defense of such an action,
(a) no compromise or settlement thereof may be effected by the indemnifying party without the indemnified party's consent (which shall not be unreasonable withheld) unless (i) there is no finding or admission of any violation of law or any violation of the rights of any person which is not fully remedied by the payment referred to in clause (ii) and no adverse effect on any other claims that may be made against the indemnified party and (ii) the sole relief provided is monetary damages that are paid in full by the indemnifying party, (b) the indemnifying party shall have no liability with respect to any compromise or settlement thereof effected without its consent (which shall not be reasonably withheld) and (c) the indemnified party will reasonable cooperate with the indemnifying party in the defense of such action. If notice is given to an indemnifying party of the commencement of any action and it does not, within 15 days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense thereof, the indemnifying party shall be bound by any determination made in such action or any compromise or settlement thereof effected by the indemnified party. Notwithstanding the foregoing, if an indemnified party determined in good faith that there is a reasonable probability that an action may materially and adversely affect it or its affiliated other than as a result of monetary damages, such indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise or settle such action, but the indemnifying party shall not be bound by any determination of an action so defended or any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld).





                                   ARTICLE XI

                                  MISCELLANEOUS

         SECTION 11.01 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive for one year after the Effective Time. This Section 11.01 shall not limit any covenant or agreement of the parties, which by its terms contemplates performance after the Effective Time of the Merger.

         SECTION 11. NOTICES. All notices and other communications hereunder ("NOTICE") shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed), sent by overnight courier (providing proof of delivery) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):



         if to Parent or                      Kushi Natural Foods Corporation C/O Dr. Eugene Stricker
         Acquisition Sub, to:                 42 Barrett Road
                                              Lawrence, NY 11559
                                              Facsimile: 515-837-3974
         with a copy to:                      Frank Hariton, Esq.
                                              1065 Dobbs Ferry Road
                                              White Plains, NY 10607
                                              Facsimile:914-693-2963
         if to the Company or Hanxin, to:     Xian Han Xin Science and Technology Co., Ltd,
                                              703, No. 61, Gao Xin Rd.,
                                              High Tech Development Park, Xian Shanxi Province, The People's
                                              Republic of China

                               and

                                              Mr. Edward Wen
                                              Genes Investment Consulting Company
                                              Room 23B,Building Guangdong Development Bank,
                                              No. 555 Road Xujiahui,
                                              Shanghai, China(200433)

          with a copy to:                     Steven W. Schuster, Esq.
                                              McLaughlin & Stern, LLP
                                              260 Madison Avenue
                                              New York, New York 10016
                                              Facsimile: (212) 448-0066



         SECTION 11.03 INTERPRETATION. When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "INCLUDE," "INCLUDES" or "INCLUDING" are used in this Agreement, they shall be deemed to be followed by the words "WITHOUT LIMITATION." The phrase "MADE AVAILABLE" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. As used in this Agreement, the term "SUBSIDIARY" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person, and the term "AFFILIATE" shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act. As used in this Agreement, "MATERIAL ADVERSE CHANGE" or "MATERIAL ADVERSE EFFECT" means, when used in connection with a person, any change or effect (or any development that, insofar as can reasonably be foreseen, is likely to result in any change or effect) that, individually or in the aggregate with any such other changes or effects, is materially adverse to the business, prospects, assets (including intangible assets), financial condition or results of operations of such person and its subsidiaries taken as a whole.

         SECTION 11.04 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when said counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         SECTION 11.05 ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         SECTION 11.06 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to any applicable conflicts of law. The Parties hereto irrevocably further consent to the jurisdiction of the courts of the State of New York and of any Federal court located in New York City in connection with any action or proceeding arising out of or relating to this Agreement, any document or instrument delivered pursuant to, in connection with or simultaneously with this Agreement, or a breach of this Agreement or any such document or instrument.

         SECTION 11.07 PUBLICITY. Except as otherwise required by law, for so long as this Agreement is in effect, neither the Company nor Parent shall, nor shall Parent permit Acquisition Sub to, issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld or delayed.

         SECTION 11.08 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         SECTION 11.09 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court located in the City of New York in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a Federal court sitting in the City of New York. The prevailing party in any judicial action shall be entitled to receive from the other party reimbursement for the prevailing party's reasonable attorneys' fees and disbursements, and court costs.

         SECTION 11.10 NO REMEDY IN CERTAIN CIRCUMSTANCES. Each party agrees that, should any court or other competent authority hold any provision of this Agreement to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, the validity, legality and enforceability of the remaining provisions and obligations contained or set forth in this Agreement shall not in any way be affected or impaired thereby, unless the foregoing inconsistent action or the failure to take an action constitutes a material breach of this Agreement or makes this Agreement impossible to perform, in which case this Agreement shall terminate. Except as otherwise contemplated by this Agreement, to the extent that a party hereto took an action inconsistent herewith or failed to take action consistent herewith or required hereby pursuant to an order or judgment of a court or other competent authority, such party shall incur no liability or obligation unless such party did not in good faith seek to resist or object to the imposition or entering of such order or judgment.



            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, Parent, Acquisition Sub and the Companies have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.


                  KUSHI NATURAL FOODS CORPORATION


                  By: /s/ Eugene Stricker
                  -----------------------
                  Name: Eugene Stricker
                  Title: President


                  KUSHI SUB, INC.


                  By: /s/ Eugene Stricker
                  -----------------------
                  Name: Eugene Stricker
                  Title: Eugene Stricker


                  HANXIN (CORK) INTERNATIONAL HOLDING CO., LTD.

                  By: /s/ Pencheng Chen
                  ---------------------
                  Name: Pencheng Chen
                  Title: Chief Executive Officer

                  XI'AN CORK INVESTMENTS CONSULTATIVE MANAGEMENT CO., LTD.

                  By: /s/ Pencheng Chen
                  ---------------------
                  Name: Pencheng Chen
                  Title: Chief Executive Officer

                  XIAN HAN XIN SCIENCE AND TECHNOLOGY CO., LTD


                  By: /s/ Pencheng Chen
                  ---------------------
                  Name:  Pencheng Chen
                  Title: Chief Executive Officer

In acknowledgement only of their obligation under Section 10.4 of this
Agreement:





                                                          /S/ MARK SCHINDLER
                                                          ------------------
                                                          MARK SCHINDLER



                                                          /S/ EUGENE STRICKER
                                                          -------------------
                                                          DR. EUGENE STRICKER

                  HANXIN (CORK) INTERNATIONAL HOLDING CO., LTD.
                           80 Wall Street, Suite 212,
                            New York, New York 10005

                                                              August 9, 2005

Kushi Natural Foods Corporation
Kushi Sub, Inc.
42 Barrett Street
Lawrence, NY11559

               Re:  Merger Agreement dated as of July 11, 2005 (the "Agreement")

Gentlemen:

           Please let this confirm that Section 5.02 of the Agreement is amended to extend the date by which listing of Kushi Natural Foods Corporations' securities on the Over the Counter Bulletin Board must be completed by from September 30, 2005 to November 30, 2005.

           Please let this also confirm that the current directors of the Kushi Natural Foods Corporation shall resign immediately upon notice from the holders of a majority of the shares of common stock of Kushi Natural Foods Corporation, and that the directors constituting a majority of the board of directors of Kushi Natural Foods Corporation will be elected upon compliance with the notice requirements set forth in Rule 14f-1 of the Securities Exchange Act of 1934.

           Except as set forth herein, the Agreement is ratified and confirmed in all respects and all other provisions therein shall continue in full force and effect.

           If this correctly sets forth our understanding, please so acknowledge by signing below.

                                Hanxin (Cork) International Holding Co., LTD.

                                By:/s/ Pengcheng Chen
                                ---------------------
                                Name: Pengcheng Chen
                                Title: Chief Executive Officer

Kushi Natural Foods Corporation
Kushi Sub, Inc.

By: /s/ Eugene Stricker
-----------------------
Name: Eugene Stricker
Title: President

                          CERTIFICATE OF DESIGNATIONS,
                             RIGHTS AND PREFERENCES
                                       OF
                            SERIES A PREFERRED STOCK
                                $.0001 PAR VALUE
                                       OF

                         KUSHI NATURAL FOODS CORPORATION

                              --------------------

                         PURSUANT TO SECTION 151 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

                              --------------------

                  KUSHI NATURAL FOODS CORPORATION, a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the "Corporation") DOES HEREBY CERTIFY:

                  That pursuant to authority conferred upon the Board of Directors of the Corporation (the "Board") by the Certificate of Incorporation of the Corporation, the Board, by a Unanimous Written Consent dated June ___, 2005, adopted the following resolution authorizing the creation and issuance of a series of 1,000 shares of Series A Preferred Stock, $.0001 par value per share (the "Series A Preferred Stock" or the "Series"), which resolution is as follows:


                  RESOLVED, that pursuant to authority expressly granted to and vested in the Board of Directors by the Certificate of Incorporation, as amended, of the Corporation, the Board hereby creates a series of 1,000 shares of Series A Convertible Preferred Stock, $.0001 par value per share, of the Corporation and authorizes the issuance thereof, and hereby fixes the designation thereof, and the voting powers, preferences and relative, participating, optional and other special limitations or restrictions thereon (in addition to the designations, preferences and relative, participating and other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation, as amended, of the Corporation, which are applicable to the preferred stock of all series) as follows:

           1. DESIGNATION. The shares of the Series shall be designated "Series A Convertible Preferred Stock" (hereinafter referred to as the "Series A Preferred Stock"), and the number of shares constituting the Series shall be 1,000, $.0001 par value per share. The number of authorized shares of the Series may be reduced by further resolution duly adopted by the Board of Directors of the Corporation and by filing amendments to the Certificate of Designations pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such reduction has been so authorized, but the number of authorized shares of this Series shall not be increased.

           2. DIVIDENDS. Holders of the Series A Preferred Stock (the "Holders") shall not be entitled to dividends.

3. VOTING RIGHTS.

           The holder of each share of Series A Preferred Stock, shall have, upon the conversion thereof, the right to one vote for each share of Common Stock into which such Series A Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders meeting in accordance with the bylaws of this corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. The Holders shall have the right or power to vote only to the extent and only equal to the number of shares of authorized and unissued shares of Common Stock into which such shares of Series A Preferred Stock are then convertible in accordance with
Section 4 hereof.

           4. CONVERSION RIGHTS. The Series A Preferred Stock shall be convertible into Common Stock immediately as follows:

           a. Each share of Series A Preferred Stock shall be automatically converted into fully paid and non-assessable shares of Common Stock at the Conversion Rate (as hereinafter defined) immediately upon the amendment of the Certificate of Incorporation of the Corporation, by a duly accepted resolution of its shareholders, so as to increase the Corporation's authorized shares of Common Stock to not less than 500,000,000 shares of Common Stock.

           b. Upon the amendment of the Corporation's Certificate of Incorporation as set forth in Section 4(a), all of the shares of Series A Preferred Stock then outstanding shall be converted, without any further action by the Holders thereof, into shares of Common Stock in accordance with the Conversion Rate. The Holders of shares of Series A Preferred Stock so converted shall surrender the stock certificates therefor, duly endorsed to the Corporation or in blank, at the principal office of the Corporation or of any transfer agent for shares of Common Stock in exchange for shares of Common Stock. The Corporation shall, forthwith upon such surrender, issue to such Holders, a certificate or certificates, registered in such name or names as such Holder may direct, representing the number of shares of Common Stock into which the shares of Series A Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred.

           c. CONVERSION RATE. Each share of Preferred Stock is convertible into 177,185,642 shares of Common Stock.

           d. CONVERSION RATE ADJUSTMENTS. The Conversion Rate shall be subject to adjustment from time to time as follows:

           (1) CONSOLIDATION, MERGER, SALE, LEASE OR CONVEYANCE. In case of any consolidation with or merger of the Corporation with or into another corporation, or in case of any sale, lease or conveyance to another corporation of the assets of the Corporation as an entirety or substantially as an entirety, each share of Series A Preferred Stock shall after the date of such consolidation, merger, sale, lease or conveyance be convertible into the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such consolidation, merger, sale, lease or conveyance) upon conversion of such share of Series A Preferred Stock would have been entitled upon such consolidation, merger, sale, lease or conveyance; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holder of the shares of Series A Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock of other securities or property thereafter deliverable on the conversion of the shares of Series A Preferred Stock.

           (2) STOCK DIVIDENDS, SUBDIVISIONS, RECLASSIFICATION OR COMBINATIONS. If the Corporation shall (i) declare a dividend or make a distribution on its Common Stock in shares of its Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding Common Stock into a smaller number of shares, the Conversion Rate in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any shares of Series A Preferred Stock surrendered for conversion after such date shall be entitled to receive the number of shares of Common Stock which he would have owned or been entitled to receive had such Series A Preferred Stock been converted immediately prior to such date. Successive adjustments in the Conversion Rate shall be made whenever any event specified above shall occur.

           e. FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Corporation shall round the fraction to the nearest whole number of shares such that the Corporation will round up if the fraction is one-half or more, and round down if the fraction is less than one-half.

           f. TREASURY STOCK. For the purposes of this paragraph 4, the sale or other disposition of any Common Stock theretofore held in the Corporation's treasury shall be deemed to be an issuance thereof.

           g. COSTS. The Holder shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of any shares of Series A Preferred Stock; provided further that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series A Preferred Stock in respect of which such shares are being issued.

           h. VALID ISSUANCE. All shares of Common Stock which may be issued upon conversion of shares of Series A Preferred Stock will, upon issuance by the Corporation, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof, and the Corporation shall take no action which will cause a contrary result.

           i. STATUS OF CONVERTED STOCK. In case any share of Series A Preferred Stock shall be converted pursuant to Section 4 hereof, the shares so converted shall be retired and not reissued.

           5. COVENANTS. In addition to any other rights provided by law, so long as any Series A Preferred Stock is outstanding, the Corporation, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of such outstanding shares of Preferred Stock, will not:

           a. amend or repeal any provision of, or add any provision to, the Corporation's Certificate of Incorporation or By-Laws if such action would alter adversely the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, any Series A Preferred Stock, or increase the number of shares of Series A Preferred Stock authorized hereby;

           b. authorize or issue shares of any class or series of stock not expressly authorized herein having any preference or priority as to dividends or assets or other rights superior to or on a parity with any such preference or priority of the Preferred Stock, or authorize or issue shares of stock of any class or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of stock of the Corporation having any preference or priority as to dividends, assets or other rights superior to or on a parity with any such preference or priority of the Preferred Stock;

           c. reclassify any class or series of any stock junior in liquidation rights to the Series A Preferred Stock ("Junior Stock") into stock in parity with the Series A Preferred Stock with respect to liquidation rights ("Parity Stock") or stock senior to the Series A Preferred Stock with respect to liquidation rights ("Senior Stock") or reclassify any series of Parity Stock into Senior Stock;

           d. declare or pay on any Junior Stock any dividend whatsoever, whether in cash, property or otherwise (other than dividends payable in shares of the class or series upon which such dividends are declared or paid, or payable in shares of Common Stock with respect to Junior Stock other than Common Stock, together with cash in lieu of fractional shares), nor shall the Corporation make any distribution on any Junior Stock, nor shall any Junior Stock be purchased or redeemed by the Corporation.

           e. the Directors of the Corporation shall not authorize the taking of any corporate action.

           6. NO PREEMPTIVE RIGHTS. No holders of Series A Preferred Stock, nor of the security convertible into, nor of any warrant, option or right to purchase, subscribe for or otherwise acquire Series A Preferred Stock, whether now or hereafter authorized, shall, as such holder, have any preemptive right whatsoever to purchase, subscribe for or otherwise acquire, stock of any class of the Corporation nor of any security convertible into, nor of any warrant, option or right to purchase, subscribe for or otherwise acquire, stock of any class of the Corporation, whether now or hereafter authorized.

           7. EXCLUSION OF OTHER RIGHTS. Except as may otherwise be required by law, the shares of Series A Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Corporation's Certificate of Incorporation. The Shares of Series A Preferred Stock shall have no preemptive or subscription rights.

           8. HEADINGS OF SUBDIVISIONS. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

           9. SEVERABILITY OF PROVISIONS. If any right, preference or limitation of the Preferred Stock set forth in this Certificate (as such Certificate may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this Certificate (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

           10. STATUS OF REACQUIRED SHARES. Shares of Preferred Stock which have been issued and reacquired in any manner shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of Preferred Stock issuable in series undesignated as to series and may be redesignated and reissued.


               [THE BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK]

           IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed in its name and on its behalf by its President and attested to this ___ day of _________, 2005.



                          KUSHI NATURAL FOODS CORPORATION



                         By: ___________________________
                             Dr. Eugene Stricker, President



ATTESTED

----------------------------
   Mark Schindler, Secretary

                                  SCHEDULE 3.10

                          OTHER COMPENSATION AGREEMENTS

No such agreements.

                                  SCHEDULE 3.18

                          INTERESTED PARTY TRANSACTIONS

The Company purchased a patent from one of its shareholders on March 14, 2004 at a price of US$1,208,080.

                                  SCHEDULE 10.4

LIST OF PARENT'S SHAREHOLDERS OWNING IN EXCESS OF 5% OF PARENT'S ISSUED AND OUTSTANDING SHARES


1.       Dr. Eugene Stricker
2.       Mark Schindler



                                      XI'AN HANXIN SCIENCE AND TECHNOLOGY CO., LTD.

                                             Real Properties Owned

-----------------------------------------------------------------------------------------------------------------
   NO    NO OF CERTIFICATE OF TITLE                   ADDRESS                            TOTAL BUILDING AREA(M2)
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------
   1     No 051, 2004, Gaozi          078-1801, Maple New City,  High-tech Zone, Xi'an             196.2
-----------------------------------------------------------------------------------------------------------------
   2     No 0009, Dongda Town         Beida Villiage, Dongda Town, Chang'an County, Xi'an        6,201.40
-----------------------------------------------------------------------------------------------------------------



                  XI'AN HANXIN SCIENCE AND TECHNOLOGY CO., LTD.

                             Real Properties Leased

--------------------------------------------------------------------------------------------------------------------------------
                                                            ANNUAL
 NO             LESSOR                       OBJECT        RENT(RMB)    ADDRESS                        TERM       TOTAL AREA
--------------------------------------------------------------------------------------------------------------------------------
 1       Villagers' Committee of             Land           12,000    Beida Villiage, Dongda Town,    Mar 2002-   13.1191 acre
         Beida Villiage, Dongda Town,                                 Chang'an County,                Feb 2007
         Chang'an County,                                             Xi'an, China
--------------------------------------------------------------------------------------------------------------------------------
  2      Shihuai, Jiao                        Room in      108,000    Room 802, Block B,              Jan 2004-   150(M2)
                                        office building               Hua'ao Mansion, No. 10,         Dec 2005
                                                                      Keji Road, Xi'an, China
--------------------------------------------------------------------------------------------------------------------------------
  3      Bao'an Yang                          Room in      252,000    Room 703, No. 61, Gao Xin Rd,   Aug 2002-   263(M2)
                                        office building               High Tech Development Park,     Jul 2005
                                                                      Xi'an, China
--------------------------------------------------------------------------------------------------------------------------------
  4      Xi'an Innovation Information         Room in
         Development Co., Ltd.          office building   156,960     3rd Floor, Block A, Innovation  Dec 2004-   436(M2)
                                                                      Information Mansion, No 72, 2nd Dec 2005
                                                                      Keji Road, Hi-Tech Zone,
                                                                      Xi'an, China
--------------------------------------------------------------------------------------------------------------------------------


                            Right to the use of Land



                  XI'AN HANXIN SCIENCE AND TECHNOLOGY CO., LTD.

                    Schedule 3.22 - Right to the use of land

----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
  NO     NO OF CERTIFICATE OF TITLE             LOCATION                  YEARS OF LEGAL LAND USING     TOTAL BUILDING AREA(M(2))
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
1       107(State 2001), Chang'an        Beida Villiage, Dongda Town          40                               3038.359
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
2       108(State 2001), Chang'an        Beida Villiage, Dongda Town          40                               7351.93
----------------------------------------------------------------------------------------------------------------------------------




                            SCHEDULE 3.21 - CONTRACTS

-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
      NO. TYEP OF CONTRACT PARTY CONCERNED AMOUNT(RMB) SIGNING DATE
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
       1        Purchase order                   Xi'an Xiang He Chemical Co. Ltd.                     24,500.00 2005-2-25
                                                                                               ------------------------------
                                                                                               ------------------------------
                                                                                                     846,000.00 2005/1/4
                                                                                               ------------------------------
                                                                                               ------------------------------
                                                                                                     846,000.00 2004/9/1
                                                                                               ------------------------------
                                                                                               ------------------------------
                                                                                                   1,234,800.00 2004/5/8
                                                                                               ------------------------------
                                                                                               ------------------------------
                                                                                                     477,000.00 2004/3/5
                                                                                               ------------------------------
                                                                                               ------------------------------
                                                                                                     327,600.00 2004-2-2
                                                                                               ------------------------------
                                                                                               ------------------------------
                                                                                                     198,000.00 2004-1-4
                                                                                               ------------------------------
                                                                                               ------------------------------
                                                                                                   1,170,000.00 7/20/2003
                                                                                               ------------------------------
                                                                                               ------------------------------
                                                                                                     180,000.00 3/29/2003
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
       2        Purchase order                   Xi'an Fu Rui Biochemical Co., Ltd.                  927,000.00 2005/1/4
                                                                                               ------------------------------
                                                                                               ------------------------------
                                                                                                   1,440,000.00 2004-7-1
                                                                                               ------------------------------
                                                                                               ------------------------------
                                                                                                     943,200.00 2004-4-15
                                                                                               ------------------------------
                                                                                               ------------------------------
                                                                                                     491,400.00 2004-2-3
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
       3        Purchase order                   Shanghai Kun Lun Chemical Coating Co., Ltd.       1,048,600.00 2005-1-3
                                                                                               ------------------------------
                                                                                               ------------------------------
                                                                                                   1,127,000.00 2004-9-25
                                                                                               ------------------------------
                                                                                               ------------------------------
                                                                                                   2,162,800.00 2004-6-25
                                                                                               ------------------------------
                                                                                               ------------------------------
                                                                                                   1,813,000.00 2004-4-1
                                                                                               ------------------------------
                                                                                               ------------------------------
                                                                                                     705,600.00 2004-1-4
                                                                                               ------------------------------
                                                                                               ------------------------------
                                                                                                     784,000.00 2003-9-21
                                                                                               ------------------------------
                                                                                               ------------------------------
                                                                                                   1,078,000.00 2003-6-20
                                                                                               ------------------------------
                                                                                               ------------------------------
                                                                                                      58,800.00 2003-5-9
                                                                                               ------------------------------
                                                                                               ------------------------------
                                                                                                     245,000.00 2003-3-20
                                                                                               ------------------------------
                                                                                               ------------------------------
                                                                                                     294,000.00 2003-2-21
                                                                                               ------------------------------
                                                                                               ------------------------------
                                                                                                      98,000.00 2/10/2003
                                                                                               ------------------------------
                                                                                               ------------------------------
                                                                                                      78,400.00 2003-1-10
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
       4        Purchase order                   Shanghai Zhong Chuan Wood Industry Co., Ltd.        224,560.32 2005-1-8
                                                                                               ------------------------------
                                                                                               ------------------------------
                                                                                                     352,000.00 2005-1-3
                                                                                               ------------------------------
                                                                                               ------------------------------
                                                                                                      20,000.00 2004-11-10
                                                                                               ------------------------------
                                                                                               ------------------------------
                                                                                                     288,000.00 2004-9-10
                                                                                               ------------------------------
                                                                                               ------------------------------
                                                                                                     960,000.00 2004-4-1
                                                                                               ------------------------------
                                                                                               ------------------------------
                                                                                                     560,000.00 2004-1-4
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
       5        Purchase order                   Chang'an Da Yuan Carton Plant                       140,000.00 2005-3-5
                                                                                               ------------------------------
                                                                                               ------------------------------
                                                                                                     203,000.00 2005-1-3
                                                                                               ------------------------------
                                                                                               ------------------------------
                                                                                                      63,000.00 2004-10-8
                                                                                               ------------------------------
                                                                                               ------------------------------
                                                                                                     322,000.00 2004-7-2
                                                                                               ------------------------------
                                                                                               ------------------------------
                                                                                                     399,000.00 2004-3-1
                                                                                               ------------------------------
                                                                                               ------------------------------
                                                                                                      63,560.00 2004-2-1
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
       6        Purchase order                   Kaifeng Xin De Ji Man-made Board Co., Ltd.          544,360.00 2005-1-3
                                                                                               ------------------------------
                                                                                               ------------------------------
                                                                                                      35,900.00 2004-7-15
                                                                                               ------------------------------
                                                                                               ------------------------------
                                                                                                   1,122,200.00 2004-7-1
                                                                                               ------------------------------
                                                                                               ------------------------------
                                                                                                     372,000.00 2004-4-10
                                                                                               ------------------------------
                                                                                               ------------------------------
                                                                                                     310,000.00 2003-9-20
                                                                                               ------------------------------
                                                                                               ------------------------------
                                                                                                     434,000.00 2003-6-20
                                                                                               ------------------------------
                                                                                               ------------------------------
                                                                                                     124,000.00 2003-5-8
                                                                                               ------------------------------
                                                                                               ------------------------------
                                                                                                     155,000.00 2003-2-8
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
       7        Purchase agreement               BinTian                                           3,735,000.00 2004-10-18
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
       8        Purchase agreement               Wenyun Luo                                        4,500,000.00 2004-10-18
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
       9        Loan agreement                   Pengcheng Chen                                    4,000,000.00 2004-11-20
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------







                                      -13-